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                                                              Exhibit 10(xxviii)

                                THIRD AMENDMENT
                                      TO
                             THE MEAD CORPORATION
                      EXECUTIVE CAPITAL ACCUMULATION PLAN

          WHEREAS The Mead Corporation ("Mead") heretofore established The Mead Corporation Executive Capital Accumulation Plan (the "Plan"); and

          WHEREAS Mead desires to amend the Plan pursuant to the power reserved to Mead's Compensation Committee by Section 13 of the Plan;

          NOW, THEREFORE, the Plan is hereby amended, effective as of June 24, 1998, as follows:

          1. Subsection 1.2 of the Plan is amended to read, in its entirety, as follows:

          "1.2  Plan Funding and Administration.  The benefits payable under the
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     Plan are unfunded and are payable, when due, from the general assets of
     Mead; provided, however, that Mead, in its discretion, may establish or maintain a trust to pay such amounts, which trust shall be subject to the claims of Mead's unsecured general creditors in the event of Mead's bankruptcy or insolvency; and provided, further, that Mead shall remain responsible for the payment of any such amounts which are not so paid by any such trust. The Plan shall be administered by the Committee which shall have the rights, powers and duties with respect to the Plan that are hereinafter set forth."

          2. Subsection 6.1 of the Plan is amended by the addition of the following sentence at the end thereof:

     "Notwithstanding the foregoing provisions of this subsection 6.1, upon and after the occurrence of a Change in Control, the Committee shall have no power to eliminate any Crediting Option which was available immediately prior to the Change in Control and, if any Crediting Option shall be eliminated through circumstances beyond the control of the Committee, the Committee shall immediately add a Crediting Option which will provide an investment return equal to one-hundred-twenty percent (120%) of the long-term Federal interest rate determined monthly under Section 1274(d) of the Internal Revenue Code of 1986, as amended from time to time, compounded semi-annually."

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          3.  Subsection 11.4 of the Plan is amended to read, in its entirety, as follows:

     "11.4  Change in Control.  A 'Change in Control' shall be deemed to have
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occurred if an event set forth in any one of the following paragraphs shall have occurred:

               "(i) date of expiration of a Tender Offer (other than an offer by Mead), if the offeror acquires Shares pursuant to such Tender Offer;

               "(ii) the date of approval by the shareholders of Mead of a definitive agreement: (x) for the merger or consolidation of Mead or any direct or indirect subsidiary of Mead into or with another corporation, other than (1) a merger or consolidation which would result in the voting securities of Mead outstanding immediately prior thereto continuing to represent ((i) in the case of a merger or consolidation of Mead, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, or (ii) in the case of a merger or consolidation of any direct or indirect subsidiary of Mead, either by remaining outstanding if Mead continues as a parent of the merged or consolidated subsidiary or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the voting securities of Mead or such surviving or parent entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of Mead (or similar transaction) in which no Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of Mead (not including in the securities Beneficially Owned by such Person any securities acquired directly from Mead or its Affiliates) representing 25% or more of the combined voting power of Mead's then outstanding securities, or (y) for the sale or disposition of all or substantially all of the assets of Mead, other than a sale or disposition by Mead of all or substantially all of Mead's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned (directly or indirectly) by shareholders of Mead in substantially the same proportions as their ownership of Mead immediately prior to such sale or disposition;

               "(iii) (x) any Person is or becomes the Beneficial Owner of 25% or more of the voting power of the then outstanding securities of Mead

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(not including in the securities beneficially owned by such Person any securities acquired directly from Mead or its affiliates), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x)(l) of paragraph (ii) above or (y) the date of authorization, by both a majority of the voting power of Mead and a majority of the portion of such voting power excluding the voting power of interested Shares, of a control share acquisition (as such term is defined in Chapter 1701 of the Ohio Revised
Code); and

               "(iv) a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Mead) who were elected, or were nominated for election, by Mead's shareholders with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved) no longer constitute a majority of the Board of Directors.

"Notwithstanding the foregoing, a 'Change in Control' shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Mead immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Mead immediately following such transaction or series of transactions.

"'Affiliate' shall have the meaning set forth in Rule 12b-2 promulgated under
Section 12 of the Exchange Act.

"'Beneficial Owner' shall have the meaning defined in Rule 13d-3 under the Exchange Act.

"'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended from time to time.

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"'Person' shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Mead or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Mead or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Mead in substantially the same proportions as their ownership of stock of Mead.

"'Shares' shall mean shares of common stock, without par value, of The Mead Corporation.

"'Tender Offer' shall mean a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time."

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